UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 2, 2023 (April 26, 2023)
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OFG BANCORP
(Exact name of registrant as specified in its charter)
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Commonwealth of Puerto Rico	001-12647	66-0538893
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Oriental Center, 15th Floor
254 Munoz Rivera Avenue
San Juan, Puerto Rico		00918
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (787) 771-6800

Not applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common shares, par value $1.00 per share	OFG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of OFG Bancorp (the “Company”) continues to broaden and strengthen its membership by selecting experienced individuals from different backgrounds. On April 26, 2023, the Board elected Angel Vázquez to the Board of Directors effective immediately. Mr. Vázquez was also appointed to the Company’s Audit Committee and Risk and Compliance Committee.

Angel Vázquez is the President of Pan Pepin, Inc., a bread manufacturing and distribution company, since January 2021. Previously, he served as the President of B. Fernández & Hnos. Inc., a Puerto Rico distribution company since 2007. Mr. Vázquez serves on the Boards of Directors of two Puerto Rico non-profit organizations, the Fundación Biblioteca Rafael Hernández Colón and SER de Puerto Rico. He also served on the Board of Trustees of the DGI Investment Trust, a registered investment company sponsored by Oriental Bank, from 2021-2023, and on Oriental Bank’s Trust Committee from 2011-2021. Mr. Vázquez received a BBA in Finance from the University of Texas, Arlington.

There is no arrangement or understanding between Mr. Vázquez and any other persons pursuant to which he was elected to the Board of Directors, and his compensation will be established pursuant to the non-executive director compensation program described in the Company’s proxy statement. There has been no transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships) since the beginning of the Company’s last fiscal year, or any currently proposed transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships), in which the Company (or any of its subsidiaries) was or is to be a participant and the amount involved exceeds $120,000, and in which the newly elected director or any member of his immediate family had or will have a direct or indirect material interest.

Item 5.07. Submission of Matters to a Vote of Security Holders

At the annual meeting of shareholders of OFG Bancorp (the “Company”) held on April 26, 2023 (the “Annual Meeting”), the proposals listed below were submitted to a vote of shareholders as set forth in the Company’s definitive proxy statement (the “Proxy Statement”) for the Annual Meeting.

Proposal 1 – Election of Directors

The nominees named in the Proxy Statement were elected to serve as directors for a one-year term or until their successors are duly elected and qualified. The voting results with respect to each nominee were as follows:

Directors	For	Withheld	Broker Non-Votes
Julian S. Inclán	40,303,200	1,300,713	2,613,582
José R. Fernández	41,462,638	141,275	2,613,582
Jorge Colón Gerena	41,395,553	208,360	2,613,582
Néstor de Jesús	40,740,181	863,732	2,613,582
Annette Franqui	41,439,951	163,962	2,613,582
Susan Harnett	37,362,796	4,241,117	2,613,582
Rafael Vélez	41,419,998	183,915	2,613,582

Proposal 2 – Advisory Vote on Executive Compensation

The compensation of the Company’s named executive officers, as described in the Proxy Statement, was approved on an advisory basis by a majority of the votes represented at the meeting. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
40,875,764	712,287	15,862	2,613,582

Proposal 3 – Advisory Vote on the Frequency of Votes on Executive Compensation

With respect to the advisory vote on the frequency of the shareholder advisory vote on the compensation of the Company’s named executive officers, the choice of “one year” obtained a majority of the votes cast. The voting results were as follows:

1 Year	2 Years	3 Years	Abstain
37,449,719	2,272	4,116,018	3,591

Proposal 4 – Amendment to 2007 Omnibus Performance Inventive Plan

The proposal to amend the 2007 Omnibus Performance Incentive Plan, as amended and restated, as described in the Proxy Statement, was approved by a majority of the issued and outstanding shares of common stock. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
40,182,318	1,407,486	14,109	2,613,582

Proposal 5 – Ratification of Selection of Independent Registered Public Accounting Firm

The proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accountants for the year ending December 31, 2023 was approved. The voting results were as follows (there were no broker non-votes):

For	Against	Abstain
43,680,667	534,081	2,747
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
OFG BANCORP

Date: May 2, 2023	By:	/s/ Hugh González
Hugh González
General Counsel